Exhibit 99.1

Copano to Present at the Fourth Annual Master Limited Partnership Conference

[ PR Newswire  ·  2005-02-24 ]

HOUSTON, Feb. 24 /PRNewswire-FirstCall/ — Copano Energy, L.L.C. (Nasdaq: CPNO) today announced that the company will participate in the Fourth Annual Master Limited Partnership Conference to be held at The Essex House Hotel in New York City, on February 28 - March 1, 2005. John R. Eckel, Jr., Copano’s Chairman and Chief Executive Officer, is scheduled to present on Tuesday, March 1, 2005, at 2:00 p.m. eastern time. Mr. Eckel’s presentation will be broadcast live over the Internet and is expected to last approximately 35 minutes. The live web cast link will be available on the company’s website at http://www.copanoenergy.com and will also be archived for replay on the website. Additionally, a copy of the company’s presentation material will be available under “Investor Relations Presentations” on the company’s website.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region.

Contacts:       Matt Assiff, SVP & CFO

Copano Energy, L.L.C.

713-621-9547

Ken Dennard / ksdennard@drg-e.com

Jack Lascar / jlascar@drg-e.com

Lisa Elliott / lelliott@drg-e.co

DRG&E / 713-529-6600